UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2010

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-15877	35-1547518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On March 1, 2010, the Board of Directors (the “Board”) of German American Bancorp, Inc.  (the "Company"), by the vote of the members of the Board who are not “interested directors” within the meaning of NASDAQ rules, established the balanced scorecards for each of the executive officers of the Company that, taken together, constitute the Company's Management Incentive Plan as extended for 2010 for such executive officers, all as recommended by the Compensation/Human Resources Committee of the Board (the "Committee”).

The Company's executive officers as of March 1, 2010, who will participate in the Management Incentive Plan for 2010 are Mark Schroeder (Chairman and Chief Executive Officer), Clay Ewing (President – Commercial and Retail Banking), Kenneth Sendelweck (President – Private Banking and Wealth Management), and Bradley Rust (Executive Vice President and Chief Financial Officer).

Each "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his business unit, and his expected individual level of contribution to the Company's achievement of its corporate goals.  These balanced scorecards describe potential awards based on performance for 2010 only (“short-term awards”) and on performance for the three years ending December 31, 2010 (“long-term awards”), as follows:

Potential Short-Term Cash Incentive Awards

Under the Management Incentive Plan, the Company pays additional compensation in the form of annual cash incentive awards to executive officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards.   At the March 1, 2010, meeting, the Board established potential short-term cash incentive awards for executive officers as percentages of their 2010 base salary, based on the extent to which targeted levels of 2010 performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2010 Short-Term Award as Percentage of 2010 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Sendelweck	20%	40%	80%
Mr. Rust	15%	30%	60%

In the case of each performance criterion, credit is awarded at 100% if the performance criterion is met at the 100% level, and at half that if achieved at the 50% level (threshold), and at twice the target award if achieved at the 200% level (maximum).  Credit is not given for performance that is not at least at the threshold level or for that portion of performance that exceeds the maximum level.

Cash incentive award entitlements, if any, for services during 2010 under the scorecards will be earned  based on the extent to which targeted levels of performance are met or exceeded as follows:

  ▪ formula assessments of 2010 corporate performance (80%), and

  ▪ formula and/or discretionary assessments of personal or departmental performance during 2010 (20%).

For 2010, the selected short-term corporate performance criteria are:

  ▪ Income/revenue measures (in total representing 50% of the total scorecard):

  o Fully-diluted earnings per share growth (EPS) (weighted as 20% of total), and

  o Revenue per salaries and benefits (weighted as 20% of total); and

  o Non-interest Income to total revenue ratio (weighted as 10% of total).

  ▪ Consolidated balance sheet growth measures (in total representing 30% of the total scorecard):

  o Growth in core organic deposits and repurchase agreements (weighted as 15% of total), and

  o Growth in core organic taxable loans (weighted as 15% of total).

The Company expects that achievement of the targeted corporate performance criteria in 2010 will be appropriately challenging at target and maximum levels, but reasonably achievable at the threshold levels, based on prior year performance and best estimates for 2010.  The corporate short-term performance criteria (other than fully-diluted EPS growth, as to which the target growth percentage figure is slightly less than 2010 budget) have been established at levels that require that current internal budget levels for 2010 be significantly exceeded in order for the target level to be satisfied.

Potential Long-Term Incentive Awards

Long-term incentive (LTI) Awards are established by the Management Incentive Plan  upon recommendation of the Committee based upon the executive officer's level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established.  At the March 1, 2010, meeting, the Board established potential long-term incentive awards for executive officers as percentages of their 2010 base salary based on the extent to which targeted levels of three-year performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2010 Long-Term Award as Percentage of 2010 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Sendelweck	20%	40%	80%
Mr. Rust	15%	30%	60%

LTI award targets for services during the three-year period ending in 2010 under the scorecards are based on the following selected long-term corporate performance criteria, each as benchmarked against the Company's three-year average percentile ranking for such criteria with each year’s percentile ranking computed against that year’s custom Midwest banking company peer group (threshold, target and maximum percentiles are the 50th, 75th and 85th percentiles of the Midwest banking peer group in the case of each of the two criteria):

  ▪ return on common equity (50% weight), and

  ▪ fully-diluted earnings per share growth (50% weight).

In addition, the projected LTI awards are further subject to a performance trigger based on the percentile ranking within the 2010 peer group of the Company's consolidated return on common equity (ROCE) for the year 2010. No LTI awards will be payable if the Company's ROCE percentile ranking for the year 2010 is at less than the 60th percentile of the peer group for 2010, and the entire award is payable if that ranking is above the 80th percentile; a portion of the LTI award ranging from 50% (at the 60th percentile) to 100% (at the 80th percentile) is payable if the ranking is between the 60th percentile and the 80th percentile.

2009 Incentive Awards

Also on March 1, 2010, the Board, upon the recommendation of the Committee, determined the award amounts payable in 2010 to the named executive officers identified above for their services during 2009, under the 2009 Management Incentive Plan, based on the degree to which the corporate and personal goals established by the 2009 scorecards of the executive officers were considered by the Committee to have been achieved.  The Board determined that the corporate and personal performance goals established by the scorecards for short-term cash incentive awards were met by the executives at  varying levels and awards were determined for 2009 on those bases.

The Board also determined that the corporate goals established by the scorecards for the Long Term Incentive Awards were also met, at at least the 88 % level, for both of the ROE and EPS growth criteria; however, the Board determined that the trigger for the payment of any award under the return-on-equity trigger for the three-year period under consideration was not met, and, accordingly, no payout was required of long-term incentive awards.

The Committee, however, in the exercise of its discretion under the 2009 Long Term Incentive Plan and after discussion on March 1, 2010, with the entire Board of Directors (during which Director Mark Schroeder did not participate), determined to waive the attainment of the minimum ROE trigger under each of the scorecards, including each of the named executive officers, in recognition of the near-record financial performance of the Company and the Company’s attainment of a return on equity in 2009 that placed it as the top-performing Indiana-domiciled publicly-traded banking company and at the 88th percentile among the established peer group against with the Company benchmarked its financial performance in 2009.

  As a result of that waiver, long-term awards in the form of restricted stock and cash will be issued on March 15, 2010 as follows:

Name of Executive	Dollar Amount of Long-Term Award for Three-year Period Ended December 31, 2009, as Percentage of 2009 Base Salary
Mr. Schroeder	52%
Mr. Ewing	42%
Mr. Sendelweck	42%
Mr. Rust	31%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: March 5, 2010	By:	/s/ Mark A. Schroeder
Mark A. Schroeder
Chairman and Chief Executive Officer